UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2013

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	0-14450	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

95 Chestnut Ridge Road, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

Former name or former address, if changed since last report:

125 Phillips Avenue

South Hackensack, New Jersey 07606

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective November 1, 2013, Lawrence R. Noll resigned from the Board of Directors (the “Board”) of AEP Industries Inc. (the “Company”), and the Board appointed John J. Powers to fulfill the remaining portion of Mr. Noll’s term, which will expire at the Company’s 2014 annual meeting of stockholders. The press release announcing the foregoing matters is hereby filed as Exhibit 99.1, which is incorporated herein by reference.

John J. Powers has been the Company’s Executive Vice President, Sales and Marketing since March 1996. Prior thereto, he was Vice President-Custom Film Division since 1993 and held various sales positions with the Company since 1989. As an officer of the Company, Mr. Powers will not receive any additional compensation for Board service or be appointed to any committee of the Board.

Mr. Powers is the son-in-law of J. Brendan Barba, Chairman of the Board, President and Chief Executive Officer of the Company. In September 2008, Mr. Powers’ brother became the principal of a distributor who purchases product from the Company. Prior to such date, his brother was a sales representative in the FIAP Films Division of the Company from May 2002 to September 2008. The Company sold $667,483 of product to such distributor in fiscal 2013. Such transaction was reviewed by the Audit Committee to ensure that the Company’s involvement in such transactions is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of the Company and its stockholders. The Audit Committee affirmatively determined that such related person transaction did not constitute a conflict of interest.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 1, 2013, and effective immediately, the Board approved an amendment to, and the restatement of, the Sixth Amended and Restated By-laws of the Company to add an exclusive forum bylaw for the adjudication of specified disputes. Specifically, new Article XVII provides that, unless the Company consents to the selection of an alternative forum, a state or federal court located within the state of Delaware will be the sole and exclusive forum for each of the following: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action arising pursuant to any provision of the Delaware General Corporation Law, and (iv) any action asserting a claim governed by the internal affairs doctrine.

The foregoing summary is qualified in its entirety by reference to the Company’s Seventh Amended and Restated By-laws, which is attached hereto as Exhibits 3.1 (clean version) and 3.2 (marked to show changes from the Sixth Amended and Restated By-Laws) and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Seventh Amended and Restated By-laws of AEP Industries Inc. (Amended as of November 1, 2013).

3.2	Seventh Amended and Restated By-laws of AEP Industries Inc. (Amended as of November 1, 2013) – marked version.

99.1	Press release, dated November 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

Date: November 6, 2013	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President and Controller

Exhibit Index

Exhibit No.	Description

3.1	Seventh Amended and Restated By-laws of AEP Industries Inc. (Amended as of November 1, 2013).

3.2	Seventh Amended and Restated By-laws of AEP Industries Inc. (Amended as of November 1, 2013) – marked version.

99.1	Press release, dated November 6, 2013.

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